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                               MITSUI & CO., LTD.
                        (Mitsui Bussan Kabushiki Kaisha)

                                       and

                                 CITIBANK, N.A.,
                                  as Depositary

                                       and

                   All HOLDERS OF AMERICAN DEPOSITARY RECEIPTS
                        AND EUROPEAN DEPOSITARY RECEIPTS

                        --------------------------------

                                 Amendment No. 1

                                       to

                                Deposit Agreement

                         Dated as of [Month][Date], 2005

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                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, is made as of [Month][Date], 2005 (the "2005 Amendment"), by and among Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), a corporation incorporated and existing under the laws of Japan (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the "Depositary"), and all holders from time to time of American Depositary Receipts and European Depositary Receipts issued under the Deposit Agreement.

                          W I T N E S S E T H  T H A T

      WHEREAS, the Company, the Depositary and the holders of American Depositary Receipts and European Depositary Receipts issued thereunder entered into that certain Deposit Agreement, dated as of October 1, 1982, restating, amending and consolidating (i) the deposit agreement, dated as of April 15, 1963, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of American depositary receipts issued thereunder; and (ii) the deposit agreement, dated as of December 15, 1968, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as of March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of European Depositary Receipts issued thereunder (as restated, amended and consolidated, the "Original Deposit Agreement"), with respect to the American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs"), and European Depositary Receipts ("EDRs") evidencing European Depositary Shares ("EDSs"), in each case representing Stock (as defined in the Original Deposit Agreement) deposited thereunder;

      WHEREAS, the Company is seeking to delist the EDSs from the Luxembourg Stock Exchange;

      WHEREAS, the Company, in connection with the delisting of the EDSs from the Luxembourg Stock Exchange, wishes to terminate its EDR facility and desires to amend the Deposit Agreement to reflect such delisting and termination; and

      WHEREAS, the Company and the Depositary deem it necessary and desirable to amend the Original Deposit Agreement and the form of ADR annexed thereto as Exhibit A pursuant to Section 6.01 of the Deposit Agreement, to achieve the purposes set forth herein;

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      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Original Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Original Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall mean the date set forth above and as of which this Amendment shall become effective.

                                   ARTICLE II

                TERMINATION OF EDR FACILITY AND DELISTING OF EDSs

      SECTION 2.01. Termination. The Company and the Depositary agree that the EDR facility created pursuant to the Original Deposit Agreement will terminate effective upon the expiration of three months after notice of this 2005 Amendment is given to record holders of all outstanding ADRs and notice is published for the holders of all outstanding EDRs as provided in Section 7.04 of the Original Deposit Agreement. If any EDRs remain outstanding after the date of the termination, the Depositary shall thereafter act in respect of such outstanding EDRs in accordance with the provisions of Section 6.02 of the Original Deposit Agreement which proscribes actions to be taken in respect of Receipts that remain outstanding upon the termination of the Deposit Agreement.

      SECTION 2.02. Delisting. Upon delisting of the EDSs from the Luxembourg Stock Exchange, the Company agrees to promptly deliver a written notice to the Depositary.

                                   ARTICLE III

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 3.01. Deposit Agreement. All references in the Original Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Deposit Agreement, dated as of October 1, 1982, restating, amending and consolidating (i) the deposit agreement, dated as of April 15, 1963, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of

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American depositary receipts issued thereunder; and (ii) the deposit agreement, dated as of December 15, 1968, as amended and restated as of September 30, 1974, and as amended by Amendment No. 1, dated as of March 31, 1975 and by Amendment No. 2, dated as of September 30, 1975, among the Company, First National City Bank, as depositary, and the holders of European Depositary Receipts issued thereunder, as further amended by this 2005 Amendment.


      SECTION 3.02. Deletion of all references relating to EDRs. As of the Effective Date, all references made to "EDRs", "EDSs", "holders of EDRs", "holders of EDSs", "Principal Office in London", "coupons", "talons", "interchange of Receipts", "Subdepositary", "Subdepositaries", "office of Subdepositary", "offices of Subdepositaries", "Section 2.06", "Section 2.10", "Section 4.09" or "Section 7.06" in the Original Deposit Agreement and in all ADRs issued, prior to the Effective Date, which remain outstanding after the Effective Date, shall be deleted.

      SECTION 3.03. Deletion of all references relating to par value. As of the Effective Date, all references made to "par value" or "par value 50 yen per share" in the Original Deposit Agreement and in all ADRs issued, prior to the Effective Date, which remain outstanding after the Effective Date, shall be deleted.

      SECTION 3.04. Definitions.

            (a) Amendment to the Definitions. As of the Effective Date, definitions of the terms "Corporate Trust Office in New York City", "Depositary", "Depositary Shares; American Depositary Shares", "Receipt" and "Record Holder; Holder" in Article 1 of the Original Deposit Agreement shall be deleted and replaced in their entirety with the definition of each of the terms set forth below:

            "The term "Company" shall mean Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), incorporated under the laws of Japan and having its registered office at 2-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-0004, Japan, and its successors."

            "The term "Corporate Trust Office in New York City" shall mean the office of the Depositary at which its depositary receipts business shall, at any particular time, be principally administered, which office presently is 388 Greenwich Street, New York, New York 10013."

            "The term "Custodian" shall mean Mizuho Corporate Bank, Ltd. and/or Sumitomo Mitsui Banking Corporation, collectively or individually as the context may require, corporations organized and existing under the laws of Japan and having their main offices in Tokyo, Japan, agents of the Depositary for the purposes of this Deposit Agreement,

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            their respective successors as custodian hereunder and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute custodian hereunder."

            "The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, at the Corporate Trust Office in New York City, and its successors as depositary hereunder."

            "The term "Depositary Shares" shall mean American Depositary Shares as defined in this Deposit Agreement. The term "American Depositary Shares" shall mean the rights evidenced by the American Depositary Receipts issued under this Deposit Agreement and the interests in the Deposited Securities represented thereby. Each Depositary Share shall represent 20 shares of Stock plus any and all other Deposited Securities received by the Depositary or the Custodian in respect of such shares and at the time held under this Deposit Agreement."

            "The term "Receipt" shall mean the American Depositary Receipts issued hereunder."

            "The term "record holder" shall mean the holder in whose name such Receipt shall be recorded on the books of the Depositary. The term "holder" shall mean, if the American Depositary Receipt is not properly endorsed or accompanied by a properly executed instrument of transfer, the record holder thereof, or, if properly endorsed or accompanied by a properly executed instrument of transfer and delivered to any specified person, such person, or if properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, the bearer thereof."

            "The term "unit" shall mean 1,000 shares of Stock or such other number of shares of Stock as the Articles of Incorporation of the Company may provide as a "Unit of Shares" for the purpose of the Japanese Commercial Code, as such Articles of Incorporation may be amended from time to time."

As of the Effective Date, definition of the term "2005 Amendment" shall be added to Article 1 of the Original Deposit Agreement:

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            "The term "2005 Amendment" shall mean this Amendment No. 1 to the
            Deposit Agreement, dated [Month][Date], 2005".

            (b) Deletion of the Definitions. As of the Effective Date, definitions of the terms "Authorized Newspaper", "European Depositary Shares", "European Depositary Receipt", "Principal Office in London" and "Subdepositary" in Article 1 of the Original Deposit Agreement shall be deleted in their entirety from the Original Deposit Agreement.

      SECTION 3.05. Deletions of Sections. As of the Effective Date, Sections 2.06, 2.10, 4.09 and 7.06 of the Original Deposit Agreement shall be deleted in their entirety from the Deposit Agreement and in lieu of renumbering all sections in the Deposit Agreement, immediately following such section number the following text shall be inserted "[intentionally blank as a result of the 2005 Amendment]" .

      SECTION 3.06. Custodian. As of the Effective Date, any references to "Fuji Bank, Limited" and "The Mitsui Bank, Limited" shall be deleted in their entirety from the Deposit Agreement and replaced with "Mizuho Corporate Bank, Ltd." and "Sumitomo Mitsui Banking Corporation", respectively.

      SECTION 3.07. Voting Rights. As of the Effective Date, Section 4.07 of the Original Deposit Agreement shall be amended by deleting the first sentence of the first paragraph and replacing it in its entirety with the following:

            "Upon receipt of notice of the fixing of a record date by the Company for any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable after fixing a record date for determining the record holders of American Depositary Receipts entitled to give instructions for the exercise of voting rights, as provided in Section 4.06, and after receipt from the Company of notice of such meeting, mail to the record holders of American Depositary Receipts (a) a notice which shall contain such information as is contained in such notice of such meeting and (b) a statement that the record holders of American Depositary Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company.

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      SECTION 3.08. Reports to Receipt Holders; Financial Statements. As of the
Effective Date, Section 5.06 of the Original Deposit Agreement shall be amended by deleting the first paragraph and replacing it in its entirety with the following:

      "The Company will, as promptly as practicable after March 31 and September 30 of each year, furnish to the Depositary, in form for presentation to holders of Depositary Receipts, upon their request, a report which shall contain (a) in the case of each twelve-month period ended March 31, a consolidated balance sheet of the Company as at the end of such period and consolidated statements of income and retained earning of the Company for the twelve months then ended, (b) in the case of each six-month period ending September 30, consolidated statements of income and retained earning of the Company for the six months then ended, and (c) an English translation of substantially the same textual material contained or to be contained in the report, if any, for such period made or to be made generally available by the Company to holders of its Stock, except that such textual material may be appropriately revised in order to reflect any differences between the financial statements contained in such report and the financial statements referred to in (a) and (b) above of this Section. At the Company's expense, the Depositary will arrange for the mailing of such reports and statements to the record holders of American Depositary Receipts."

      SECTION 3.09. Amendment. As of the Effective Date, Section 6.01 of the Original Deposit Agreement shall be amended by deleting the second sentence of the first paragraph and replacing it in its entirety with the following:

      "Any amendment which shall impose or have the effect of increasing any fees or charges payable by the holders of Receipts (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and any other fees and charges provided for herein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of outstanding American Depositary Receipts."

      SECTION 3.10. Termination. As of the Effective Date, Section 6.02 of the Original Deposit Agreement shall be amended by deleting the first sentence of the first paragraph and replacing it in its entirety with the following:

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      "The Depositary shall, if the Company at any time so requests, terminate this Deposit Agreement by mailing notice of such termination to the record holders of all American Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination."

      SECTION 3.11. Notices. As of the Effective Date, Section 7.04 of the Original Deposit Agreement shall be amended by deleting the second paragraph and replacing it in its entirety with the following and shall also be amended by deleting the fourth and sixth paragraph in its entirety:

            "Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, first class air mail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention:
            Depositary Receipts Department or any other place to which the Depositary may have transferred its Corporate Trust Office in New York City."

                                   ARTICLE IV

                                      ADRs

      SECTION 4.01. Outstanding ADRs. From and after the Effective Date, all ADRs issued, prior to the Effective Date, which remain outstanding after the Effective Date, are hereby considered to have been replaced with the Form of ADR substantially in the form attached hereto as Exhibit A.

      SECTION 4.02. Form of ADR. From and after the Effective Date, the Form of ADR shall be substantially in the form attached hereto as Exhibit A.

      SECTION 4.03. Form of EDR. From and after the Effective Date, the Form of EDR attached as Exhibit B to the Original Deposit Agreement shall be deleted from the Deposit Agreement in its entirety.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

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      (a) This Amendment, when executed and delivered by the Company, and the
      Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Original Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in Japan, neither of such agreements need to be filed or recorded with any court or other authority in Japan, nor does any stamp or similar tax need to be paid in Japan on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                   ARTICLE VI

                                  MISCELLANEOUS

      SECTION 6.01. Form of Legend. The form of legend attached as Exhibit C to the Original Deposit Agreement shall only be included as a legend on the face of American Depositary Receipts.

      SECTION 6.02. New Receipts. From and after the Effective Date, the Depositary shall arrange to have new American Depositary Receipts printed or amended that reflect the changes to the form of Receipt affected by this amendment. All American Depositary Receipts issued hereunder after the Effective Date, once such new American Depositary Receipts are available, whether upon the deposit of Stock or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, American Depositary Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of American Depositary Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. However, the Company hereby directs the Depositary to exchange ADRs issued in the name of the Depository Trust Company or the nominee of the Depository Trust Company. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

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      SECTION 6.03. Notice of Amendment to ADR and EDR Holders. The Depositary
is hereby directed to send notices informing the holders of ADRs of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the holders of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 6.02 hereof. In addition, the Depositary is hereby directed to publish a notice to holders of EDRs in a newspaper in New York, London, and to the extent required by law or applicable stock exchange regulations, in Luxembourg of (i) the terms of this Amendment and
(ii) the Effective Date of this Amendment and (iii) the termination of the EDR facility.

      SECTION 6.04. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 6.05. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Original Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 6.06. Interpretation. From and after the Effective Date, any interpretation of the terms and conditions of the Deposit Agreement and all ADRs issued, prior to the Effective Date which remain outstanding after the Effective Date, shall reflect the intent of the parties hereto to terminate the EDR facility and to implement the amendments set forth in this 2005 Amendment.

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      IN WITNESS WHEREOF, the Company and the Depositary have caused this
Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                             MITSUI & CO., LTD.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             CITIBANK, N.A., as Depositary

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

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

                                    EXHIBIT A

                           AMERICAN DEPOSITARY RECEIPT

                               For Common Stock of

                               MITSUI & CO., LTD.

                        (Mitsui Bussan Kabushiki Kaisha)
                     (Incorporated under the Laws of Japan)

No.                                 ..................American Depositary Shares
                           (Each such share representing 20 shares in registered
                                                           form of Common Stock)

            (1) CITIBANK, N.A., a national banking association under the laws of the United States of America, having its corporate trust office at 388 Greenwich Street, New York, New York 10013, as Depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (the "Depositary Shares"), representing shares in registered form of the Common Stock (the "Stock"), of Mitsui & Co., Ltd. (Mitsui Bussan Kabushiki Kaisha), incorporated under the laws of Japan (the "Company"). Each such Depositary Share represents 20 shares of Stock at the date hereof, deposited at Mizuho Corporate Bank, Ltd. or Sumitomo Mitsui Banking Corporation in Tokyo, Japan (herein, collectively or individually as the context may require, called the "Custodian" and such offices, collectively or individually as the context may require, called the "designated office" of the Custodian), as agent of the Depositary.

            (2) The Deposit Agreement. American Depositary Receipts, of which this Receipt is one, (the "Receipts") are made available to shareholders of the Company who are not residents of Japan upon the terms and conditions set forth in the Deposit Agreement, dated as of October 1, 1982, as amended by Amendment No. 1 dated as of [Month][Date], 2005 (as amended, the "Deposit Agreement"), among the Company, the Depositary, and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of any of such Stock and held thereunder (the "Deposited Securities"). Copies of the Deposit Agreement are on file at the corporate trust office of the Depositary and the designated office of the Custodian in Tokyo. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made and the terms used herein have the meanings set forth therein unless otherwise defined herein.

            (3) Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt at the corporate trust office of the Depositary in New York City and upon payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of the amount of Stock and any other Deposited Securities at the time represented hereby; provided, however, that upon surrender of a Receipt or Receipts by a holder thereof to the Depositary, then as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code or any other Japanese law, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a unit of 1,000 shares of Stock (or such other number of shares of Stock as the Articles of Incorporation of the Company may designate as a "Unit of Shares") or an integral multiple thereof (the "deliverable portion" of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary


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

Shares evidenced by such Receipt or Receipts surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the Depositary Shares of such holder.

            (4) Transfers; Split-ups; Combinations of Receipts. This Receipt is transferable in the records of the Depositary by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at the corporate trust office of the Depositary in New York City, properly endorsed or accompanied by proper instruments of transfer and duly stamped, and upon such transfer the Depositary shall execute and deliver an American Depositary Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other American Depositary Receipts or may be combined with other American Depositary Receipts into one American Depositary Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered, upon payment of any taxes and other charges contemplated by the last sentence of paragraph (10) hereof.

            (5) Conditions to Execution and Delivery, Registration of Transfer, etc. of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender or interchange of any Receipt, the Depositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any applicable fee as provided in paragraph (10) of this Receipt, may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as may be established consistent with the provisions of the Deposit Agreement. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Control Law of Japan, or other information and to execute such certificates and make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

            (6) Suspension of Delivery, Transfer, etc. The delivery of Receipts against deposits of Stock generally may be suspended, or the delivery of Receipts against deposits of particular Stock may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer records of the Depositary or the register of shareholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Stock required to be registered under the Securities Act of 1933, unless a registration statement is in effect as to such Stock.

            (7) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by the Depositary with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any transfer or interchange of this Receipt, or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold any dividends or other distributions, or may sell (after attempting by reasonable means to notify the holder prior to such sale) for the account of the holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale toward such tax or other governmental charge, the holder hereof remaining liable for any deficiency.

            (8) Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock is validly issued and outstanding, fully paid and non-assessable, that such Stock is owned by a non-resident of Japan and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Stock and the issuance of Receipts in respect thereof.

            (9) Amendment of Deposit Agreement. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of imposing or increasing any fees or charges payable by the holders of Receipts (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and any other fees provided for in the Deposit Agreement) or which shall otherwise prejudice any substantial existing right of holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of Receipts as provided in the Deposit Agreement. Every holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

            (10) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits of Stock (other than Stock deposited pursuant to Sections 4.03 and 4.04 of the Deposit Agreement relating to stock dividends, free distributions of Stock and rights offerings) and the party surrendering Receipts for delivery of Stock and other Deposited Securities, as follows:

                                                           Rate Per Each 100
                Market Price Per                      American Depositary Shares
            American Depositary Share                    or Fraction Thereof
            on Delivery or Surrender                   Delivered or Surrendered
            ------------------------                   ------------------------

            Below $5.00 ......................................  $3.00
            $5.00 -- $10.00 ..................................  $4.00
            Over $10.00 ......................................  $5.00

The Company will pay other charges of the Depositary (subject to consultation and agreement between the Company and the Depositary), with the exception of taxes and other governmental charges, stock transfer or registration fees on deposits or transfers of Stock, and such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts.

            (11) Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the record holder hereof for the time being as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

            (12) Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any non-dollar currency amounts so received can in its judgment be converted (at the official or other rate of exchange) on a reasonable basis into United States dollars, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the holders of Receipts entitled thereto, in proportion to the number of Depositary Shares held by them, respectively; provided, however, that the amount distributed on any Receipt will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes in respect of the Deposited Securities represented by such Receipt. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion, with the approval of the Company, distribute to the holders of Receipts entitled thereto, proportionately as aforesaid, additional Receipts for an aggregate number of Depositary Shares representing the amount of Stock received as such dividend or free distribution. In lieu of delivering Receipts for fractional Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock, or the amount of Depositary Shares, represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper or, if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

            (13) Rights. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the holders of Receipts entitled thereto in such manner as the Depositary may determine, either by the issue to the holders of Receipts entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, the Depositary in its discretion may, if applicable laws permit, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds to the holders of Receipts entitled thereto as in the case of a distribution received in cash.

            So long as the aggregate number of shares of Stock held by or for United States residents exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for holders of Receipts to be offered or sold the securities covered by such rights, the Company has agreed that it will file promptly a registration statement with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary offer such rights to the holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt in the opinion of counsel from registration under the provisions of such Act.

            If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights to be made available to holders of Receipts in any such jurisdiction, the Company has agreed that it will use its best efforts, to the extent not unduly burdensome in the judgment of the Company, to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights to enable holders of Receipts to exercise such rights.

            (14) Fixing of Record Date. Whenever any cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be offered, with respect to the Stock or other Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities or whenever the Depositary shall receive notice of the fixing of a record date by the Company either for the determination of holders of Stock or other Deposited Securities entitled to vote at any meeting of any such holders or for the determination of holders of Stock or other Deposited Securities entitled to receive a distribution in respect thereof, the Depositary shall fix a record date for the determination of the holders of American Depositary Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.

            (15) Voting Rights. Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities the Depositary will, as soon as practicable after fixing a record date for determining the record holders of American Depositary Receipts entitled to give instructions for the exercise of voting rights, and after receipt from the Company of notice of such meeting, mail to such holders a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective Depositary Shares, and a brief statement as to the procedure by which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a record holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. In the absence of instructions from the record holder of a Receipt, the Depositary has agreed to use its best efforts to give a discretionary proxy to a person designated by the Company;

provided, however, such discretionary proxy shall not be given with respect to any proposition (a) as to which the Depositary has knowledge of any contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities. The Company has agreed to take all reasonable action which shall at any time be deemed necessary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every American Depositary Receipt, the record holder of which shall have furnished a written request setting forth instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request.

            (16) Changes Affecting Deposited Securities. Upon any change in par value or other attribute of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities received by the Depositary in exchange for or on conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts as in the case of a Stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

            (17) Reports, Inspection of Transfer Records. The Depositary will make available for inspection by holders of Receipts at its corporate trust office in New York and will furnish to the Securities and Exchange Commission, Washington, D.C. to the extent required by applicable rules and regulations, any reports and communications received from the Company which are both (a) received by the Depositary or its capacity as the holder of the Deposited Securities, (b) made generally available to the holders of stock by the Company. The Depositary will also mail to record holders of American Depositary Receipts copies of reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep records for the transfer of American Depositary Receipts which at all reasonable times will be open for inspection by the holders of American Depositary Receipts and the Company, provided that such inspection by a holder shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

            (18) Liability of the Company, the Depositary and the Custodian. Neither the Depositary, the Custodian nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of the United States, Japan or any other country, or of any other action of any other governmental authority, or in the case of the Depositary or the Custodian, by reason of any provisions, present or future, of the Articles of Incorporation or the Share Handling Regulations of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Custodian or the Company shall be prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act which the Deposit Agreement provides shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, in the performance of any act which it is so provided shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

            (19) Obligations of the Depositary, the Custodian and the Company. Neither the Depositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts except that each has agreed to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

            Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, the Custodian nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, or for translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary, the Custodian or the Company may rely and shall be protected in acting upon any written notice, request, direction, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Custodian will be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith.

            The Company will indemnify the Depositary, any Registrar and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement or this Receipt, (i) by the Company or any of its agents, or
(ii) by the Depositary, such Registrar or any of their agents (including the Custodian), except for any liability arising out of negligence or bad faith.

            The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents (including the Custodian) due to negligence or bad faith.

            The Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

            (22) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The Depositary may at any time be removed by the Company by written notice, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. In the case of such resignation or removal, the Company shall, within 30 days after the delivery of the notice thereof, appoint a successor depositary. The Depositary may at any time appoint a substitute Custodian.

            (23) Termination of Deposit Agreement. The Depositary will, if at any time the Company so requests, terminate the Deposit Agreement by mailing notice of such termination to the record holders of all American Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement in accordance with the same notice requirements if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Receipts, except as provided below, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell rights as provided in the Deposit Agreement and will continue to deliver Deposited Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement, the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of the non-deliverable portion of Receipts so surrendered pursuant to the Deposit Agreement and, except as provided below, will continue to effect transfers of Receipts representing non-deliverable portions in accordance with the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement at public or private sale, at such place or places and upon such terms as it deems proper or, if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial

Code or any other Japanese law or regulation, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Registrar and the Custodian with respect to indemnification and the Depositary's charges and expenses.

            (24) [Intentionally Omitted]

            (25) Governing Law. This Receipt, and all rights hereunder and provisions hereof, shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.

            This American Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this American Depositary Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:
       ------------------

                                   Citibank, N.A.,
                                     Depositary


                                                   By
                                                      --------------------------
                                                      Vice President

Countersigned:


---------------------------
    Authorized Officer

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

            TEN COM - as tenants in common

            TEN ENT - as tenants by the entireties

            JT TEN - as joint tenants with right of survivorship and not as tenants in common

            UNIF GIFT MIN ACT - _______________ Custodian ______________________
                                    (Cust)                      (Minor)
                                under Uniform Gifts to Minors Act ______________
                                                                     (State)

Additional abbreviations may also be used though not in the above list.

Please Insert Social Security or Other
  Identifying Number of Assignee

--------------------------------------

--------------------------------------

            For Value Received, the undersigned hereby sells, assigns and transfers unto ____________________ the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints ____________________ attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:
       ------------------


                                            Signature
                                                      --------------------------
Signature Guaranteed:

      NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatever.